Exhibit 10.29

                      GROUND LEASE AGREEMENT

     THIS AGREEMENT OF LEASE (referred to hereinafter as the "Lease") made and entered into effective the 31st day of March, 1999, by and between NORTHSIDE, LTD., an Alabama Limited Partnership (herein called "Landlord") and SOUTH ALABAMA BANK, an Alabama State Banking Association whose address is 100 St. Joseph Street, Mobile, Alabama, 36602, "Tenant"):

                           WITNESSETH:

1.01. LEASED PREMISES. Landlord, in consideration of the rents to which reference is made herein and upon the covenants and conditions contained, hereby leases to Tenant, and Tenant hereby leases from Landlord, the real property located at the Northwest corner of the intersection of Northgate
Drive and Dauphin Street in the City and County of Mobile, and marked "Bank Site" on Exhibit "A" attached hereto and by reference made a part hereof, the legal description of which is marked Exhibit "B" and attached hereto. The said real property, [excluding however all buildings, structures and other improvements located thereon, all of which Tenant has purchased from Landlord concurrently herewith (collectively, the "Improvements")], shall be referred to hereinafter as the "Leased Premises". All oil, gas, hydrocarbons and mineral rights with respect thereto in and under the said property have been previously reserved by prior owners and are excepted herefrom. Landlord reserves all minerals not previously reserved such minerals and are excepted from this Lease; provided however that Landlord hereby waives all surface rights appurtenant to its ownership of said minerals.

1.02. COVENANT OF TITLE. AUTHORITY AND QUIET POSSESSION. Landlord represents and warrants to Tenant that Landlord has full right and lawful authority to enter into this Lease for the full term hereof and to perform all of its obligations hereunder, and that it has good and marketable title to the Leased Premises in fee simple, free and clear of all contracts, leases, tenancies, agreements, violations, mortgages, and other liens, encumbrances or defects of every nature whatsoever, subject however to zoning regulations, the easements and restrictive covenants described in Exhibit A hereto, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction.

If Tenant shall discharge the obligations herein set forth to be performed by Tenant, Tenant shall have and enjoy during the term hereof quiet and undisturbed possession of the Leased Premises without hindrance or molestation by anyone claiming by, through or under Landlord, subject, however, to the exceptions, reservations and conditions in this Lease.

2.01. PURPOSES AND USE OF PREMISES. The Leased Premises shall be used for the sole purposes of operating a full service banking business, unless such other use is consented to by Landlord in writing. It is agreed that part of the consideration for this Lease is Landlord's belief that Landlord's other properties on the North side of Dauphin Street will be benefitted as a result of having a full service operating bank at this location and the rents set forth are fixed accordingly. Consequently, any requests for a change in use of the premises would contemplate an increased rent including a percentage rent clause. In the event Tenant ceases to operate a full service bank on the Leased Premises for a period of one hundred eighty (180) consecutive days for any reason other than casualty loss, Landlord shall have the right to terminate this Lease upon sixty (60) days written notice to Tenant, subject to the following conditions:

     (a) Landlord's right to terminate shall be exercised, if at all, not later than six (6) months from date of the cessation of operation of a full service bank as aforesaid; and

     (b) Landlord shall purchase, and Tenant sell, all of Tenant's right, title and interest in the Improvements and any additions thereto made by Tenant on the following terms and conditions:

                        (i) The purchase price for the Improvements and any such additions shall be computed as follows: The sum of Sixty-Five Thousand and No/100 Dollars ($65,000.00) shall be amortized over a term of thirty (30) years and the purchase price shall be the unamortized portion remaining at the time of the effective date of the termination of the Lease. For example, if the Lease is terminated on a date which is ten(10) years and six (6) months after the Commencement Date, the purchase price would be Forty-Two Thousand Two Hundred Fifty and No/100 Dollars ($42,500.00), computed as follows: $65,000.00 minus ($65,000/30 x
            10.5) equals $42,250.00.

                         (ii) Conveyance shall be made by warranty deed
            subject to no liens or encumbrances other than those set forth in Landlord's deed of conveyance of the Improvements to Tenant concurrently herewith.

                         (iii) The closing date of the purchase and sale and the effective date of the termination of the Lease shall occur not later than sixty (60) days after date of Landlord's notice to terminate the Lease.


                         (iv) Rent and other sums paid to Landlord for
            periods subsequent to the termination date of this Lease shall be prorated and credited to Tenant.

3.01. PRIMARY TERM. The primary term of this Lease shall be for a period of fifteen (15) years commencing on April 1, 1999 ("Commencement Date"), and expiring at midnight on March 31, 2014, unless the term is extended as provided herein.

3.02. LEASE YEAR. As used in this Lease, "Lease Year" shall mean the consecutive twelve (12) calendar month period beginning (i) on the first day of the calendar month next succeeding the Commencement Date, unless the Commencement Date falls on the first day of the calendar month (but if not, then including in the first Lease Year the period, if any, between said Commencement Date and the first day of the next succeeding calendar month), and (ii) if this Lease is extended as herein provided, on the first day of each Extended Term.

3.03. EXTENDED TERM. "Extended Term" as used in this Lease, shall mean each five year period for which Tenant shall have effectively elected to extend this Lease as provided herein.

4.01. RENTAL DURING PRIMARY TERM. Tenant shall pay to Landlord as rental for the Leased Premises for the Primary Term of the sum reflected in the following schedule, payable in monthly installments, in advance, the first installment being due on the first day of the Commencement Date, and another installment on the first day of each calendar month thereafter throughout the Primary Term, as follows:

                                               Per Year            Per Month
                 (a) Years 1-5 plus 15 days    $55,000.00          $4,583.33
                 (b) Years 6-10                $63,250.00          $5,270.83
                 (c) Years 11-15               $72,737.50          $6,061.46

If the Commencement Date shall fall on a day other than the first day of the month, rent for such partial period shall be prorated and paid with the first installment of rent.

4.02. RENT REDUCTION DURING FIRST TWO YEARS. Commencing with the Primary Term of the Lease and extending for a period up to but not exceeding two (2) years, the Tenant shall pay to Landlord, as rent, the sum of $4,583.33 per month less and except the monthly rental it is then paying to its present Landlord under the terms of that certain Lease dated May 2nd, 1997 by and between Dauphin 65 Partners, LTD., as Landlord and The Bank of Mobile, as Tenant, said rent being a maximum of $3,648.83 per month. Tenant agrees to use Tenant's best efforts to sublease said premises under lease with Dauphin 65 Partners, LTD. and agrees to obtain from Dauphin 65 Partners, LTD. full cooperation to sublease the property. In the event said premises are subleased or Tenant is otherwise released from the obligation to pay rent under said lease, then and in either event, this rent reduction shall cease and Tenant shall commence paying the full monthly rental of $4,583.33. In any event, at the end of the first two (2) years, the annual minimum rent payable to Landlord will be $55,000.00 per year, payable $4,583.33 per month.

5.01. OPTIONS TO EXTEND.

     (a) Provided this Lease is in effect at the end of the Primary term and Tenant is not then in default hereunder, and provided that Tenant shall have given Landlord written notice at least six (6) months prior to the expiration of the Primary Term of its election to extend this Lease for a "First Extended Term", the term of this Lease shall be extended for a first five (5) year extended term commencing at the expiration of the Primary Term and ending at midnight on the last day of the twentieth Lease Year (the "First Extended Term") on the same terms and conditions herein set forth except that the monthly rental shall be $6,970.68.

     (b) Provided this Lease is in effect at the end of the First Extended Term and Tenant is not then in default hereunder, and provided that Tenant shall have given Landlord written notice at least six (6) months prior to the expiration of said First Extended Term of its election to extend this Lease further for a "Second Extended Term" the term of this Lease shall be extended for a second five (5) year extended term commencing at the expiration of the First Extended Term and ending at midnight on the last day of the twenty fifth Lease Year (the "Second Extended Term") on the same terms and conditions herein set forth except that the monthly rental shall be $8,016.28.

     (c) Provided this Lease is in effect at the end of the Second Extended Term and Tenant is not then in default hereunder, and provided that Tenant shall have given Landlord written notice at least six (6) months prior to the expiration of said Second Extended Term of its election to extend this Lease further for a "Third Extended Term", the term of this Lease shall be extended for a third five (5) year extended term commencing at the expiration of the Second Extended Term and ending at midnight on the last day of the thirtieth Lease Year (the "Third Extended Term") on the same terms and conditions herein set forth except that the monthly rental shall be $9,218.72.

6.01.     TAXES AND ASSESSMENTS.

     (a) The Leased Premises shall be assessed separately from other property of Landlord. Throughout the Primary Term and all applicable extended terms, in addition to the rental payments specified above, and provided that Landlord furnishes Tenant prompt notice of all tax bills for same, Tenant shall pay before the same become delinquent, all ad valorem taxes, user fees and other charges which may be levied or assessed against, upon or with respect to the Leased Premises by any state, county, city or other governmental agency or taxing authority, whether levied against Landlord or Tenant at any time or times and whether levied against the land, buildings or improvements of the Leased Premises, and shall furnish written evidence satisfactory to Landlord that all of same have been paid. Also, Tenant shall pay all taxes and assessments that may be lawfully charged, assessed, or levied upon or with respect to the Improvements and any trade fixtures, equipment or other property of Tenant situated in or upon the Leased Premises at any time or times and all license fees, sales and use taxes which may be lawfully imposed upon or with respect to the business or operations of Tenant in or on the Leased Premises, and save Landlord harmless from same. All taxes and charges levied or assessed against, upon or with respect to the Leased Premises and the Improvements for the first and last years of this Lease shall be prorated between the parties as of the date of this Lease and the date of termination, respectively.

     (b) Tenant shall have the right to contest or protest any assessment for taxes for which Tenant is liable hereunder, provided that Tenant takes such action as is necessary to postpone foreclosure of any tax lien resulting from any non-payment of taxes, and Tenant agrees to pay all or any portion of such taxes which may be finally determined to be due and payable.

6.02. TAXES ON RENTALS. Except as provided in Section 20.01 hereof, in the event that any federal, state, local or other governmental authority shall impose or assess any tax, levy or other charge on or against all or any part of the rentals paid or to be paid by Tenant under the terms of this Lease, and Landlord is thereby required to collect from Tenant and/or pay such tax, levy or charge to such authority, Tenant shall, within ten (10) days from written demand therefor, pay to or reimburse Landlord (as the case may be) all such taxes, levies, and charges as may be imposed or assessed which for the purpose of this Lease, shall be deemed to be due from Tenant as additional rent.

7.01.     IMPROVEMENTS AND ALTERATIONS.

     (a) Simultaneously with the execution of this Lease, Landlord has conveyed the Improvements to Tenant by separate instrument, including the existing building located thereon (the "Building"). Tenant agrees that Tenant will not make any structural or exterior changes to the Building without first obtaining Landlord's written consent in accordance with the provisions of subparagraph (b) herein. In the event Tenant desires to make structural or exterior changes or modifications to the Building, Tenant shall submit to Landlord plans and specifications for such changes, including front, rear and side elevations (collectively, the "Plans"), said Plans to be submitted and authorization obtained prior to any structural or exterior work being performed. The Improvements on the Leased Premises and any additions thereto made during the term of the Lease or any extension thereof, shall remain the property of the Tenant until the expiration or termination of the Lease and Tenant shall have the right to remove any of Tenant's personal property, trade fixtures or furnishings, and exterior signage at any time during the term of this Lease or at its expiration or other termination, subject to the terms and conditions of the Lease. Tenant may, without Landlord's consent, obtain financing for such improvements and insure its interest in same. Landlord does not agree to subordinate any of Landlord's rights to any financing institution of Tenant.

     (b) Landlord agrees that the consent required by subparagraph (a) above will not be unreasonably withheld or delayed. Unless within thirty (30) days from receipt by Landlord of any Plans submitted by Tenant, Landlord has furnished Tenant written approval or disapproval of same, said Plans shall be deemed approved. Should Landlord disapprove said Plans or any part thereof, Landlord shall specifically set forth the reason forming the basis of such disapproval.

     (c) In no event shall exterior changes to the Building be deemed to mean or include signs, logos or similar identifying structures and symbols, or decorative improvements. A structural change shall mean any enlargement in or reduction of the size of the Building or any modification to or in the roof or load bearing walls which affects the structural integrity thereof.

7.02.     TITLE TO BUILDING AND FIXTURES.

     (a) Title to the Improvements of whatever nature at any time located on the Leased Premises shall be and remain in Tenant throughout the term of this Lease and at the expiration or other termination thereof title to any building and improvements then located on the Leased Premises shall vest in Landlord, free and clear of any and all liens and encumbrances which may have been placed on the Leased Premises by Tenant or as a result of the act or acts of Tenant.

     (b) Title to all trade fixtures, equipment, signs, appliances, furniture and other personal property of any nature at any time installed by or for Tenant on the Leased Premises shall be and remain in Tenant and none of such items shall be deemed a part of the realty. Any of such items may be removed from the Leased Premises at any time during the term hereof provided Tenant shall repair any damage to the Improvements, including but not limited to the Building, occasioned by such removal. Any such item not removed during the term hereof shall become the property of Landlord unless Landlord notifies Tenant in writing prior to the end of the term to remove such items, in which event Tenant shall cause such items to be removed before the end of the term.

7.03. CONDITION ON EXPIRATION OR TERMINATION. At the expiration hereof, or upon any termination of this Lease, Tenant shall surrender the Improvements to Landlord in the same condition they were in on the Commencement Date of this Lease save and except for alterations and additions as permitted herein, loss by fire or other casualty, reasonable wear and tear, and less any portion which may have been taken pursuant to condemnation proceedings; however, it is understood that all trade fixtures, including without limitation any bank vault doors and steel linings; bank alarm systems and bank safe deposit systems supplied and installed at the sole cost and expense of Tenant may be removed from the property at any time if Tenant shall not be in default hereunder. If so removed, Tenant, at its sole expense, shall promptly repair all damages to the Improvements resulting from such removal.

8.01. LIENS. Tenant shall cause all work performed on the Improvements and the Leased Premises to be performed in a good and workmanlike manner and shall promptly discharge upon notice from Landlord, in order to prevent foreclosure thereof, any lien upon the same created or permitted to be created by Tenant. Tenant shall pay all assessments against the Improvements or the Leased Premises, including without limitation, water, sewer and other utility connection fees and charges, whether now or hereafter placed against the Improvements or the Leased Premises, when the same shall become due and whether or not the same are charged in lieu of hookup or connection fees.

9.01 UTILITIES. Tenant shall pay for all water, sewage, service charges, fuels, electricity, steam, gas and other utilities used in, on or for the Leased Premises for any purpose. In no event shall Landlord be obligated to supply, or be liable for any interruption or failure in the supply of any such utilities to the Leased Premises. Any connection or "hookup" fees or other fees or charges that are charged by any governmental authority with respect to any drainage, sewer, water, gas, electric or other utilities used in connection with the Improvements or the Leased Premises shall be paid by Tenant.

10.01. MAINTENANCE. During the term and any extended term hereof, Tenant shall keep the buildings, parking and drive ways, landscaping, signage, subsurface improvements and all other improvements on the Leased Premises in a state of good order, condition and repair. Tenant shall from time to time, make any necessary and proper repairs, replacements, and/or restorations to buildings and/or improvements, it being understood that Landlord shall under no circumstances be responsible for the making of any such repairs, restoration and/or maintenance of any kind or nature upon the Leased Premises. Structural and exterior changes in the Building are subject to the provisions of paragraph 7.01 hereof.

11.01. LANDLORD'S RIGHT TO INTERVENE. If Tenant refuses or neglects to repair property as required hereunder and to the reasonable satisfaction of Landlord as soon as reasonably possible after written demand, Landlord may make such repairs during reasonable times without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof and upon completion thereof, Tenant shall pay Landlord's reasonable costs of making such repairs upon presentation of the bill therefor, as additional rent.

12.01. FIRE AND CASUALTY INSURANCE. Tenant shall keep the buildings and all permanent improvements on the Leased Premises insured for their full replacement value against loss or damage by fire, windstorm, explosion, and other risks covered by the standard bureau form of "all risk" coverage insurance policies currently in use in Alabama. Tenant shall cause Landlord to be named as a loss payee on such policies, as its interest may appear.

13.01. DESTRUCTION OF IMPROVEMENTS. In the event that the Improvements on the Leased Premises are damaged or destroyed or rendered untenable in whole or in part by any fire, the elements or any other cause, Tenant, at its sole expense, shall promptly restore the Improvements as nearly as possible to their condition prior to such damage or destruction or in accordance with such Plans as Landlord may approve as provided in paragraph 7.01 (a) and (b), and the proceeds of the aforesaid fire and casualty insurance shall be applied to the costs of such repair or restoration. In the event at any time within 24 months of the expiration of the primary term or any Extended Term, and provided the Tenant shall not have given notice of renewal or extension, the Improvements are completely destroyed or so damaged by fire or other casualty as to render them unfit for their intended use, and repair or restoration is not economically feasible, the Tenant may, in lieu of restoration, elect to remove the remnants of such damaged building to the satisfaction of Landlord. In such event, the proceeds of such insurance shall be applied first to the balance remaining, if any, of any mortgage upon the leasehold estate, second to the cost of removing the remnants and debris, and the balance, if any, shall be paid to the Landlord. In all events, there shall be no abatement or reduction in the rental payable hereunder, and this Lease shall not terminate on account of such damage or destruction.

14.01. LEASEHOLD MORTGAGES. Tenant is hereby given the right, without Landlord's prior written consent, to mortgage its interest in this Lease, and to assign this Lease and any sublease as collateral security for such leasehold mortgage, upon the condition that all rights acquired under any such leasehold mortgage shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease. If Tenant shall mortgage this leasehold, and if the holder of any such leasehold mortgage shall send to Landlord a certified copy thereof, specifying the name and address of the mortgagee, Landlord agrees that so long as any such leasehold mortgage shall remain unsatisfied of record, or until written notice of satisfaction is given by the holder to Landlord, the following provisions shall apply:

     (a) There shall be no cancellation, surrender, or modification of this Lease by joint action of Landlord and Tenant, without the prior written consent of the leasehold mortgagee.

     (b) Landlord shall, upon serving Tenant with any notice of default, simultaneously serve a copy of such notice upon the holder of such leasehold mortgage. The leasehold mortgagee shall thereupon have the same period, after service of such notice upon it, to remedy or cause to be remedied the default(s) complained of, and Landlord shall accept such performance by or at the instigation of such leasehold mortgagee as if the same had been done by Tenant.

     (c) Anything herein contained to the contrary notwithstanding, if any default shall occur which, pursuant to any provision of this Lease entitles Landlord to terminate this Lease, or regain possession of the Leased Premises, and if before the expiration of thirty (30) days from the date of such leasehold mortgagee's receipt of service of notice of termination or of Landlord's regaining possession of the Leased Premises, such leasehold mortgagee shall have notified Landlord of its desire to nullify such notice and shall have brought current all rent and other payments herein provided for, and then in default, and shall have complied or shall commence the work of complying with all of the other requirements of this Lease, if they are then in default, and shall prosecute the same to completion with reasonable diligence, then in such event, Landlord shall relinquish any possession thereof.

     (d) If the Landlord shall elect to terminate this Lease by reason of any default of Tenant, the leasehold mortgagee shall not only have the right to nullify any notice of termination by curing such default, as aforesaid, but shall also have the right to postpone and extend the specified date for termination of this Lease or the regaining of possession of the Leased Premises, as fixed by Landlord in its notice of termination, for a period of not more than six (6) months, provided that such leasehold mortgagee shall cure or cause to be cured any then existing monetary default and meanwhile pay the rent and comply with and perform all of the other terms, conditions and provisions of this Lease on Tenant's part to be complied with and performed, other than defaults which can only be cured by one in possession of the Leased Premises; and provided further that the leasehold mortgagee shall forthwith take steps to acquire or sell Tenant's interest in this Lease by foreclosure of the leasehold mortgage or otherwise, and shall prosecute the same to completion with all due diligence. If at the end of said six (6) month period the leasehold mortgagee shall be actively engaged in steps to acquire or sell Tenant's interest herein, the time for said leasehold mortgagee to comply with the provisions of this Subsection (d) shall be extended for such period as shall be reasonably necessary to complete such steps with reasonable diligence and continuity. In the event of foreclosure, provided this Lease is not then in default, the Landlord agrees that the purchaser at foreclosure sale may assume this Lease, and in the event it is purchased by the leasehold mortgagee, or acquired by assignment in lieu of foreclosure, that the leasehold mortgagee may assign its interest to a subsequent purchaser, who will also be permitted to assume this Lease.

     (e) If the Tenant declines to allow the automatic renewal of any option provided to it in this Lease, Landlord agrees to notify any such leasehold mortgagee in writing of such failure, and any such leasehold mortgagee may exercise any such extension or renewal option on behalf of Tenant by notifying Landlord to this effect in writing within thirty (30) days of receipt of such notice.

     (f) Nothing herein contained shall require any leasehold mortgagee to cure any default of Tenant.

     (g) Landlord shall upon request, execute, acknowledge, and deliver to each leasehold mortgagee an agreement prepared at the sole cost and expense of Tenant, in form satisfactory to such leasehold mortgagee, confirming the agreements in all of the provisions of this Section 14.01. The term "mortgage", whenever used herein, shall include whatever security instruments are used in the locale of the Leased Premises, such as, without limitation, deeds of trust, security deed and conditional deeds, as well as chattel mortgages and security agreements, and said term shall also include any instruments required in connection with a sale-leaseback transaction.

14.02.   ENVIRONMENTAL MATTERS.

     (a) Tenant will not introduce or cause to be introduced on the Leased Premises any toxic or hazardous materials, pollutants, contaminants or hazardous wastes in violation of any Environmental Law, as defined hereinafter. As used herein, "Environmental Law" shall mean any one or more of all federal, state and local environmental protection, occupational, health, safety and similar laws, ordinances, restrictions, licenses, and regulations, including, without limitation, the Federal Water Pollution Control Act (33 U.S.C. Sec. 1251, et. seq.), Resource Conservation and Recovery Act (42 U.S.C. Sec. 6901, et. seq.), Safe Drinking Water Act
(42 U.S.C. Sec. 300f, et. seq.), Toxic Substances Control Act (15 U.S.C. Sec. 2601, et. seq.), Clean Air Act, (42 U.S.C. Sec. 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act, (42 U.S.C. Sec. 9601 et. seq.), Hazardous Materials Transportation Act (49 U.S.C. Sec. 1802, et. seq.), and other comparable federal, state or local laws, statutes, ordinances, orders, decrees, rules, and/or regulations, regulating, relating to or imposing liability or standards or conduct concerning any hazardous, toxic or dangerous waste substance or material as now or at any time hereafter in effect. In the event remediation of any environmental matter (other than an environmental matter caused by Tenant's negligence) shall cause the Leased Premises to be rendered unusable for Tenant's business, in whole or in part, the rent shall be equitably abated. Tenant, at its election and at its expense may cause a "phase one" or other environmental test, inspection or examination of the Leased Premises to be made.

     (b) In the event of any discharge, spillage, or other introduction on the Leased Premises of any toxic or hazardous materials, pollutants, contaminants, or hazardous wastes as a result of any conduct of or omission by Tenant or any employee or agent of or independent contractor engaged by Tenant, Tenant shall promptly contain, remove, or mitigate the same in accordance with applicable Environmental Law.

     (c) Landlord indemnifies, agrees to defend, and shall hold Tenant harmless from and against all liability, laws, claims, damages and expenses, including, but not limited to, reasonable attorneys' and experts' fees, clean up or other remediation costs and expenses, and governmental fines, arising out of or in connection with the existence of any toxic or hazardous materials, pollutants, contaminants, or hazardous wastes on the Leased Premises, or of the violation of any Environmental Law in connection with the Leased Premises occurring on or before the date of this Lease. Landlord has no knowledge of the existence of any toxic or hazardous materials, pollutants, contaminants or hazardous wastes on the Leased Premises, or of the violation of any Environmental Law in connection with the Leased Premises.

     (d) Tenant indemnifies, agrees to defend and shall hold Landlord harmless from and against all liability, laws, claims, damages and expenses, including, but not limited to, reasonable attorneys' and experts' fees, clean up or other remediation costs and expenses, and governmental fines, arising out of or in connection with the existence of any toxic or hazardous materials, pollutants, contaminants or hazardous wastes on the Leased Premises first occurring after the date hereof, or of the violation of any Environmental Law in connection with the Leased Premises first occurring after the date of this Lease, except and excluding in all events any and all liability, laws, claims, damages and expenses occurring at any time heretofore or hereafter which arise or have arisen from the presence, whether known or unknown on the date hereof, of any toxic or hazardous materials, pollutants, contaminants, or hazardous wastes on the Leased Premises or which occur after the date hereof as the result of the violation of any Environmental Law prior to the date of this Lease. Tenant has no knowledge of the existence of any toxic or hazardous materials, pollutants, contaminants, or hazardous wastes on the Leased Premises, or of the violation of any Environmental Law in connection with the Leased Premises.

15.01.   PUBLIC LIABILITY INSURANCE.

     (a) Tenant will provide and maintain public liability and property damage and commercial general liability insurance policy or policies which will (x) insure Tenant and Landlord against all claims (including all costs and expenses of defending same) for the loss of life or injuries to persons or damage to property occurring upon, in or about the Leased Premises, and
(y) contain a contractual liability clause insuring Tenant's indemnity in subparagraph (d) herein, in at least the following amounts:

                         (i) $2,000,000.00 in respect to each injury or death, each accident or disaster;

                         (ii) $2,000,000.00 in respect to personal injury or
               death of each person;

                              (iii) $2,000,000.00 in respect to damage or destruction of property in each accident or disaster.

     (b) Unless otherwise agreed by Landlord and Tenant from time to time, commencing with the sixth (6th) Lease Year, the minimum insurance requirements set forth above for each five (5) year period during the remainder of the Primary Term and each Extended Term shall be one hundred ten (110%) percent of the minimum insurance required for the immediately preceding five (5) year period.

     (c) Tenant agrees that the insurance company issuing such policy shall have an A.M. Best rating of AA or better, or be reasonably approved by Landlord. Tenant shall furnish Landlord with certificates of such insurance and all renewals thereof, including certificates evidencing the contractual liability coverage as required in clause (y) of subparagraph (a) of this paragraph
15.01.

     (d) Tenant shall indemnify and save Landlord harmless from and against any and all claims, actions, damages, liability and expense in connection with the loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or about the Leased Premises, occurring after the date hereof which is occasioned wholly or in part by the negligence or wilful or wanton misconduct of Tenant, its agents, contractors or employees acting within the scope of their employment or by its guests or invitees while on the Leased Premises. Tenant's indemnification of Landlord hereunder shall not apply or extend to liabilities of Landlord arising from the negligence or misconduct of Landlord or its agents or employees, nor shall it apply to any liabilities arising from ownership, possession or use of the Leased Premises prior to the date hereof. Tenant's liability for indemnity under this subparagraph shall be limited to an aggregate of $500,000.00 in respect of each claim, which shall be in addition to and not in lieu of the coverage afforded Landlord under the policies to be maintained by Tenant under subparagraph (a) of this paragraph 15.01., which policies shall be deemed to be primary coverage to the extent insured under this indemnity.

16.01.   ASSIGNMENT AND SUBLETTING.

     (a) Tenant shall have the right to assign its interest in this Lease and to sublet all or any portion of the Building and Leased Premises without the consent of Landlord, but it is expressly agreed that any assignment or subletting shall not release Tenant from any liability hereunder nor modify any terms or conditions of this Lease; provided, however, that no assignment shall be effective against Landlord until there is delivered to Landlord a duplicate original of the assignment, in recordable form, containing the assignee's name and address and the assignee's assumption of this Lease and all of Tenant's obligations hereunder.

     (b) Anything in subparagraph (a) to the contrary notwithstanding, it is expressly agreed and understood by the parties that any assignment of the Lease or subletting of the Building shall be subject to the limitations on use of the Leased Premises as set forth in paragraph 2.01 of this Lease and shall require the consent of Landlord as provided in said paragraph.

17.01. CONDEMNATION.

     (a) Should the Leased Premises be taken by condemnation (or sold under threat of condemnation) in its entirety in the exercise of the power of eminent domain, this Lease shall automatically terminate and be of no further force and effect as of the date that possession of the Leased Premises is surrendered to the condemning authority.

     (b) Should the Building or the Leased Premises be partially condemned or taken in the exercise of the power of eminent domain (or a part sold in lieu thereof) to the extent that (i) the portion of the Building or the Leases Premises remaining after such taking does not, in the reasonable judgment of Tenant, constitute an economically viable unit affording Tenant substantially the same economic benefit as enjoyed by Tenant prior to such taking or sale, or (ii) any portion of any driveways or other access way which is reasonably necessary to the business on the Leased Premises is taken and as a result thereof Tenant is denied material access to the Leased Premises, then and in each of said events, Tenant shall have the option to terminate this Lease upon written notice to Landlord within three (3) months after the date that the possession of the property so taken is surrendered to the condemning authority, such termination to be effective thirty (30) days after date of Tenant's notice of election to terminate.

     (c) In the event of a taking by condemnation and Tenant is not entitled to or does not elect to exercise its right to terminate, then this Lease shall continue in full force and effect, except that the rental shall be reduced as of the date the condemning authority takes possession, so that for the remainder of the term and all extensions thereof, Lessee shall pay only such portion of the rental as the rental value of the part remaining after condemnation bears to the rental value of the entire Leased Premises at the date of condemnation. In the event the parties are unable to agree upon such rental values, such values shall be determined by appraisal as set forth in paragraph 30.01 hereinafter.

     (d) In the event that this Lease is automatically terminated as a result of condemnation as provided hereinabove, the award made by the condemning authority, or the compensation made or paid by such authority, in lieu of condemnation, shall be allocated between Landlord and Tenant as provided in subparagraph (e) hereunder. In the event of any partial condemnation or taking which does not effect a termination of this Lease, then the award made, or compensation paid shall be applied to the costs of repairing or restoring the improvements and the rent shall be reduced as provided in subparagraph
(c) above; or if Tenant has the right and elects to terminate, allocated to Landlord and Tenant as provided in subparagraph (e) hereinbelow.

     (e) The award made or proceeds paid (the "Award") as a result of any condemnation or sale in lieu thereof shall be allocated as follows:

                         (i) In the event this Lease is not terminated, then the Award shall be applied as provided in subparagraph (d) above.

                         (ii) In the event this Lease is terminated, then the
               value of each of the Leased Premises and the Improvements shall be separately determined, and the Award shall be apportioned between the respective values of the Leased Premises and the Improvements and paid as follows:

                                   (A)  The amount of the Award apportioned to
                    the Leased Premises shall be paid to Landlord; and

                                   (B)  The amount of the Award apportioned to
                    the Improvements shall be allocated between Landlord and Tenant in accordance with the formula used in subparagraph (b)(i) of paragraph 2.01 for computing the purchase price in the event of termination of this Lease and purchase of the Improvements by Landlord.

                              (iii) In the event the parties cannot reach mutual agreement as the respective values of the Leased Premises and/or the Improvements, then such values shall be determined by appraisal as set forth in paragraph
                    30.01 hereinafter.

18.01. DEFAULT OF TENANT. The happening of any one or more of the following events shall separately and severally constitute a default hereunder, viz:

     (a) In the event the Tenant should fail to pay any one or more of said installments of rent as and when the same becomes due and does not pay same within ten (10) days after Tenant's receipt of written notice of such failure, or to fail to pay any amount due Landlord and secured as additional rent hereunder within ten (10) days after Tenant's receipt of written notice of such failure;

     (b) In the event Tenant removes, attempts to remove or permits to be removed from said Leased Premises, except in accordance with this Lease or in the usual course of trade or with the prior written consent of Landlord, the goods, furniture, effects or other property of the Tenant brought thereon;

     (c) In the event an execution or other legal process be levied upon the goods, furniture, effects or other property of the Tenant brought on said Leased Premises, or upon the interest of the Tenant in this Lease;

     (d) In the event a petition in bankruptcy or a petition under the Bankruptcy Act, or any amendment thereto, is filed by or against the Tenant or the Tenant is adjudged a bankrupt;

     (e) In the event any assignment creditors is made by the Tenant; for the benefit of creditors is made by the Tenant;

     (f)  In the event of the appointment of a Receiver of Tenant's property;

     (g) In the event the Tenant, before the expiration of the Primary Term or any Extended Term, vacates said Leased Premises or abandons the possession thereof, without having first provided notice to Landlord at least ninety (90) days in advance thereof;

     (h) In the event that Tenant shall cause or allow a mechanics' and materialmans' lien to accrue against the Leased Premises; or

     (i) In the event the Tenant violates any of the other terms, conditions or covenants on the part of the Tenant herein contained.

Notwithstanding any other provision to the contrary, Tenant shall not be deemed in default under this Lease if with respect to any non-monetary default, Tenant cures such default within thirty (30) days from the date Tenant is deemed to have received written notice thereof from Landlord (or if such default cannot be cured within said thirty (30) day period, Tenant commences to cure such default within such thirty (30) day period and diligently pursues the same).

19.01. REMEDIES OF LANDLORD. In the event of default by Tenant under this Lease, Tenant shall not be relieved of its obligation to make the monthly payments of rent and other payments herein reserved, at the time and in the manner provided. In such event, Landlord may, at Landlord's option, relet the Leased Premises, as agent for and in the name of Tenant, at any rental and for any term obtainable, applying the proceeds thereof, first, to the payment of such expenses as Landlord may incur in reletting, second, to the payment of said rent or other payments as the same may from time to time become due, and lastly, toward the fulfillment of the other covenants and obligations of the Tenant herein contained. Any balance then remaining shall be paid over to Tenant. Should the Landlord recover or take possession of said premises and be unable to relet the same so as to realize a sum equal to the rent and other payments hereby reserved, Tenant shall pay to Landlord any and all loss or difference for the residue of the term. Nothing mentioned in this Section shall be construed to waive Landlord's right to cancel this Lease in event of any default on the part of Tenant, all of which rights of cancellation are herein specifically reserved by Landlord. The remedies herein provided for shall be cumulative and the exercise of any one or more of which shall not be a bar to the exercise of any other remedies herein specified, nor of any remedies to which Landlord may be entitled under the laws of the State of Alabama.

19.02. LATE CHARGES. In addition to the foregoing remedies, if Tenant fails to pay Landlord the monthly rent herein specified for more than ten
(10) days after the same becomes due and payable, then Tenant shall pay Landlord a late charge of five (5%) percent for each month that the rent was not paid within ten (10) days of its due date.

20.01. NET LEASE CLAUSE. It is the intention of these presents that the Landlord shall receive the rents and additional costs chargeable to Tenant herein reserved and any sum or sums which shall or may become payable hereunder by the Tenant under any contingency, free from all taxes, charges, improvements, assessments, expenses, damages, and deductions of every kind or sort whatsoever, and that Tenant shall and will hereby expressly agree to pay all such sums as "additional rent", and such other sums which, except for the execution and delivery of these presents, would have been chargeable against said premises and payable by the Landlord. Tenant, however, shall not be under any obligation to pay any franchise or income tax or withholding tax which is or may become payable by Landlord, or any gift, inheritance, transfer, estate, or succession tax by reason of any existing law or any law which may hereafter be enacted, or any commission for collection or rentals hereunder.

21.01. GOVERNMENT REGULATIONS. Tenant will, at Tenant's sole cost and expense, comply with all the requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to the Leased Premises, and shall faithfully observe in the use of the Leased Premises all municipal and county ordinances and state and federal statutes now in force or which may hereafter be in force.

22.01.    ATTORNEY'S FEES.

     (a) In the event of any default by Tenant and the subsequent employment by Landlord of an attorney for the collection of any amount due hereunder or for the institution of any suit filed for the purpose of enforcing the correction of any default hereunder or seeking possession of the Leased Premises, or on account of bankruptcy proceedings by or against Tenant, Tenant agrees to pay and shall be taxed with a reasonable attorney's fee for the services of such attorney.

     (b) Notwithstanding the foregoing, in case either Landlord or Tenant commences any litigation against the other involving this Lease or any provisions hereof or any rights hereunder, the non-prevailing party to such litigation shall pay to the prevailing party the reasonable attorney's fees and other expenses incurred by the prevailing party in any such litigation.

23.01. LIMITATION OF LIABILITY. Anything to the contrary contained in this Lease notwithstanding, it is specifically understood and agreed that there shall be absolutely no personal liability on the part of the Landlord or any distributee, assignee or grantee in the event of any of Landlord's interest in the Leased Premises be distributed, assigned or conveyed ("successors and assigns") with respect to any of the terms, covenants, conditions and provisions of this Lease, and Tenant shall look solely to the equity of Landlord, its successors and assigns, in the Leased Premises for the satisfaction of each and every remedy of Tenant in the event of any breach of Landlord, its successors and assigns, of any of the terms, conditions, covenants and provisions of this Lease to be performed by Landlord, such exculpation of personal liability being absolute and without exception whatsoever.

24.01.   NOTICES AND PAYMENTS.

     (a) All notices to be given to Landlord hereunder shall be in writing and mailed to Cummings & White-Spunner, Inc. 3201 Dauphin Street, Mobile, Alabama, 36606, until Tenant is notified otherwise in writing. All notices to be given to Tenant hereunder shall be in writing and mailed to Tenant at its address hereinabove stated until such time as Landlord is notified otherwise in writing. The mailing of all such notices shall be by U. S. Registered or Certified Mail, postage prepaid, and receipt requested.

     (b) Landlord hereby designates Cummings & White-Spunner, Inc. as its agent to collect all rents and other payments due or to become due Landlord under this Lease, and payment to said agent shall constitute payment to Landlord, until such time as Tenant is notified otherwise in writing by Cummings & White-Spunner, Inc. or by Landlord and a new rental agent is appointed by Landlord and said agent accepts such appointment in writing delivered to Landlord and Tenant. Under no circumstances shall Tenant be obliged or expected to see to the proper application by Landlord or Landlord's designated rental agent or substitute rental agent of any rentals or other payments made by Tenant to Landlord or to such agent or substitute agent.

25.01. SUCCESSIVE INTERESTS. The provision hereof shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

26.01. ZONING RESTRICTIONS ETC. The Leased Premises and this Lease are subject to all applicable zoning restrictions and other city, county, state, federal or other governmental rules, regulations, laws or requirements to the lien for current ad valorem taxes; and to all easements and other matters shown on Exhibit A. Landlord represents and warrants that the Leased Premises is currently zoned B-3 and that such zoning classification permits Tenant's permitted and intended use of the Leased Premises hereunder.

27.01. WARRANTIES OF LANDLORD. The Landlord hereby represents and warrants to the Tenant that Landlord is the sole owner of the Leased Premises, and has taken all necessary action to authorize the execution, delivery, and performance of this Lease, which constitutes its legally valid and binding agreement enforceable against Landlord in accordance with the terms of this Lease.

28.01. COVENANTS RUNNING WITH THE LAND. All of the covenants, agreements, conditions and restrictions set forth in this Lease are intended to be and shall be construed as covenants running with the land, binding upon, inuring to the benefit of and enforceable by the parties hereto and their successors and assigns during the term of this Lease and all extensions hereof.

29.01. MEMORANDUM OF LEASE. Upon the request of Tenant, Landlord will execute, acknowledge and deliver to Tenant a short form or memorandum of Lease in recordable form setting forth the parties hereto, the legal description of the Leased Premises, the term of this Lease, the options granted to Tenant hereunder and such other provisions as Tenant may elect to incorporate therein. Tenant shall pay all charges in connection with the recording of said document.

30.01     APPRAISAL OF VALUE.

     (a) In the event Landlord and Tenant are unable to mutually agree upon the amount of any reduction in rental to be made or the amount of any condemnation award or payment to be made by reason of any condemnation of the Improvements or Leased Premises as provided in paragraph 17.01 hereinabove, then such reduction or values shall be determined by arbitration in accordance with the provisions of subparagraph (b) herein.

     (b) Either Landlord or Tenant may initially nominate one (1) person who is a qualified MAI appraiser doing business in Mobile, Alabama. Any nomination must be in writing and delivered to the other party. Any nomination made by the other party must be made within thirty (30) days from receipt of the initiating party's nomination. If only one party shall so nominate an appraiser, then that appraiser shall have the power to act alone, and his decision shall be binding on both parties as if in fact it were made by appraisers selected by each party. If the two appraisers nominated and appointed by the parties shall differ in judgment, then they shall appoint an impartial qualified MAI appraiser to be umpire between them, and said two appraisers and umpire shall serve their written decision upon the parties within thirty (30) days after the selection of such umpire, which decision shall be final and be conclusive and binding on the parties. Each party shall bear the expense of its own appraiser, but the fees and expenses of the umpire shall be shared equally.

     IN WITNESS WHEREOF, Landlord and Tenant have executed or caused this Lease to be executed in their respective names, and their respective seals to be affixed hereto, individually or by their duly authorized signatories to this Lease, effective the day and year first above written, in multiple counterparts, each of which shall be an original.

   LANDLORD:                  NORTHSIDE, LTD. an Alabama Limited
                              Liability Company


                              By:/s/ B. Whitespunner
                                 B. WHITESPUNNER, Surviving General
                                 Partner

                              TENANT:

                              SOUTH ALABAMA BANK, an Alabama
                              State Banking Association



                              By:/s/ Michael D. Fitzhugh
                                 MICHAEL D. FITZHUGH, President And
                                 Chief Operating Officer

STATE OF ALABAMA
COUNTY OF MOBILE

     I the undersigned Notary Public in and for said State and County, do hereby certify that B. WHITESPUNNER, whose name as Surviving General Partner of NORTHSIDE, LTD., an Alabama Limited Partnership, is signed to the foregoing Lease and who is known to me, acknowledged before me on this day, that being informed of the contents of said instrument, he, in his capacity as such Surviving General Partner executed the same voluntarily, for and as the act of said partnership on the day the same bears date.

     GIVEN UNDER my hand and seal this the   31st  day of   March  , 1999.


                              /s/ illegible
                              NOTARY PUBLIC


STATE OF ALABAMA
COUNTY OF MOBILE

     I the undersigned Notary Public in and for said State and County, do hereby certify that MICHAEL D. FITZHUGH, whose name as President and Chief Operating Officer of SOUTH ALABAMA BANK, an Alabama State Banking Association is signed to the foregoing Lease and who is known to me, acknowledged before me on this day, that being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily, for and as the act of said association on the day the same bears date.

     GIVEN UNDER my hand and seal this the  31st  day of   March   1999.

                                 /s/ illegible
                                 NOTARY PUBLIC

THIS INSTRUMENT WAS PREPARED BY:
JERE AUSTILL, JR. ATTORNEY AT LAW
1005 VAN ANTWERP BUILDING
MOBILE, ALABAMA 36602